UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2010

Orleans Homebuilders, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Street Road, Suite 101, Bensalem, PA	19020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 1, 2010, Orleans Homebuilders, Inc. (the “Company”) and certain of its subsidiaries (excluding its mortgage brokerage subsidiary, Alambry Funding, Inc., certain joint venture subsidiaries and certain other subsidiaries) (collectively, the :”Debtors”) filed voluntary petitions for reorganization relief under the provisions of Chapter 11 of Title 11 of the United State Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.  The Chapter 11 case have been consolidated solely on an administrative basis under lead case No. 10-10684 (PJW) (the “Chapter 11 Cases”).

On June 18, 2010, Orleans Homebuilders, Inc. (the “Company”) received a letter from a group of its senior lenders (the “Lender Group”) collectively holding (or that will, once pending trades have settled, hold collectively) in excess of 80% of the amount of debt outstanding under the Debtors’ Debtor-in-Possession Loan Agreement (“DIP Loan Agreement”) and under the Company’s Second Amended and Restated Revolving Credit Loan Agreement, each as amended, expressing their support for a proposed Short-Term Incentive Plan for certain members of the Company’s management team (the “Short-Term Incentive Plan”).

Under the terms of the proposed Short-Term Incentive Plan, certain members of management and employees the Company believes are critical to the Company’s ability to maintain operations during the Chapter 11 Cases and to emerge successfully from bankruptcy would be eligible to receive a specified bonus payment.  Some of the Short-Term Incentive Plan beneficiaries would be entitled to receive the full amount of the specified bonus payment as of the effective date (the “Effective Date”) of a Chapter 11 plan of reorganization for the Debtors (the “Chapter 11 Plan”) if the beneficiary is employed by the Company on the Effective Date or was terminated without cause prior to the Effective Date.  Certain other beneficiaries would be entitled to receive 50% of the specified bonus payment upon the Effective Date and the remainder 180 days after the Effective Date, if the beneficiary remained employed by the Company on each date or was terminated without cause prior to either date.  The total amount of  these bonuses is approximately $3.4 million and approximately 42 employees would be eligible to receive the bonuses, including discretionary bonuses to Jeffrey P. Orleans, Chairman, Chief Executive Officer and President, and Benjamin D. Goldman, Vice Chairman, receipt of which is subject, among other things, to the approval of a majority of the revolving lenders under the DIP Loan Agreement.

The Company intends to include the proposed Short-Term Incentive Plan in its Chapter 11 Plan the Debtors anticipate filing with the Bankruptcy Court and anticipates that the Short-Term Incentive Plan will not be effective unless a Chapter 11 Plan is confirmed (but, may be otherwise effected as discussed below).  Any such Chapter 11 Plan will be subject to confirmation in Bankruptcy Court proceedings and there is no guarantee that the Debtors will be successful in their attempts to obtain approval of any Chapter 11 Plan.

In their June 18, 2010 letter, the Lender Group (which includes their successors and assigns) stated that it will support approval of the Short-Term Incentive Plan described above in connection with confirmation of a Chapter 11 Plan and will take such actions as will be reasonably necessary or appropriate to incorporate the terms of the Short-Term Incentive Plan into the Chapter 11 Plan and to obtain approval thereof.  The Lender Group further stated that if, for any reason, a Chapter 11 Plan is confirmed and the Short-Term Incentive Plan is not approved in connection with such a Chapter 11 Plan and the Lender Group directly or indirectly owns the reorganized Company, the Lender Group will cause the reorganized Company to pay the amounts as contemplated by the Short-Term Incentive Plan.

Forward Looking Statements

Certain information included herein and in other Company statements, reports and SEC filings is or may be forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the anticipated filing of a plan of reorganization and the timing and contents thereof; potential confirmation of a plan of reorganization; the anticipated contents of any plan of reorganization; potential payments under the proposed Short-Term Incentive Plan; potential emergence form Chapter 11 and the timing thereof; the potential preservation of the Company’s name and operations; any sale of the Company or its assets;  potential restructurings of the Company’s liabilities; required bankruptcy court approvals; potential strategic transactions, including refinancing, reorganizations, recapitalization and sale transactions involving the Company; the state of new construction; payments to trade creditors, employees, or customers; anticipated and potential asset sales; anticipated liquidity; and strategic transactions and alternatives including but not limited to the sale or restructuring of the Company.  Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings.  These risks and uncertainties include the Company’s ability to operate under the terms of the DIP Loan Agreement; the Company’s ability to obtain court approval with respect to motions relating to the bankruptcy filings; the ability of the Company to develop, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; the ability of the Company to obtain and maintain normal terms with vendors and service providers and to maintain contracts critical to its operations; the ability of the Company to continue to attract buyers of its homes; the ability to continue normal business operations; the potential adverse impact of the Chapter 11 proceedings; the ability of the Company to attract, motivate and/or retain key executives and employees; access to liquidity; local, regional and national economic conditions; the effects of governmental regulation; the competitive environment in which the Company operates; fluctuations in interest rates; changes in home prices; the availability of capital; our ability to engage in a financing or strategic transaction; the availability and cost of labor and materials; our dependence on certain key employees; and weather conditions.  In addition, the Company does not anticipate that it will make any distribution with respect to its currently outstanding equity securities, whether in connection with the bankruptcy proceedings or otherwise.   Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 1A of the Company’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2008 filed with the SEC and subsequently filed Quarterly Reports on Form 10-Q, as well as the Current Reports on Form 8-K and press releases filed with the Securities and Exchange Commission on August 14, 2009, October 6, 2009, November 5, 2009, December 9, 2009, December 23, 2009, February 1, 2010 February 19, 2010, March 3, 2010, March 11, 2010, March 22, 2010, April 20, 2010, April 22, 2010, April 27, 2010, May 25, 2010 and June 11, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2010

Orleans Homebuilders, Inc.

By:	Lawrence J. Dugan,
Name: Lawrence J. Dugan
Title: Vice President and General Counsel